                                                                   EXHIBIT 10.21



                                LEASE AGREEMENT

                                 BY AND BETWEEN

          AVALON INVESTMENT COMPANY, A CALIFORNIA GENERAL PARTNERSHIP
                                   (LANDLORD)

                                     -AND-

                        KENTEK INFORMATION SYSTEMS, INC.
                                    (TENANT)

                              DATED MARCH 18, 1997
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                                   TERM SHEET


THIS TERM SHEET is provided for the convenience of Tenant. Reference should be made to the terms and conditions of the Lease Agreement dated the 18th day of March, 1997. In the event of any conflict, the terms contained in the Lease shall control.

                            BASIC LEASE PROVISIONS


1.       Property Name and Address                 2840 Wilderness Place
                                                   Suites A & B
                                                   Boulder, CO 80301

2.       Approximate Square Footage                7,200 s.f.

3.       Basic Annual Rent                         $82,944.00

4.       Basic Monthly Rent                        $6,912.00

5.       Term:                                     Ten (10) months

6.       Option Periods Available (if any)         None

7.       Commencement Date                         June 1, 1998

8.       Security Deposit                          $6,912.00

9.       Late Payment Service Charge               Five percent (5%)

10.      Address for Notices:

         Landlord:                                 Avalon Investment Company
                                                   P. O. Bx 35
                                                   Nederland, CO 80466

         Tenant:                                   Information Systems, Inc.
                                                   2945 Wilderness Place
                                                   Boulder, CO 80301

11.      Lease Payments Payable to:                Avalon Investment Company


                                LEASE AGREEMENT


         THIS LEASE AGREEMENT (hereinafter the "Lease") is dated March 18, 1997 and is by and between AVALON INVESTMENT COMPANY, a California partnership (hereinafter the "LANDLORD") and Kentek Information Systems, Inc., (hereinafter the "TENANT"). The "GUARANTOR" of this Lease is Kentek Information Systems, Inc., if any.

                                    RECITALS

         1. Landlord is the owner of certain real estate legally described in Exhibit A located in Boulder, Colorado and commonly known as 2840 Wilderness Place, (hereinafter the "REAL ESTATE"). The Real Estate is improved with a(n) industrial building (hereinafter the "IMPROVEMENTS") (the Real Estate and improvements are collectively referred to as the "PROPERTY").

         2. Tenant is desirous of leasing a certain portion of the Property from Landlord pursuant to the terms and conditions contained herein.

         3. Landlord is desirous of leasing a certain portion of the Property to Tenant pursuant to the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration recited herein, including payment of rent and the other covenants, conditions and agreements, Landlord and Tenant agree as follows:

         1.      PREMISES.

                 1.4. DEMISE. Landlord hereby leases and demises to Tenant the following described portion of the Property:

                 UNIT A & B, CONSISTING OF APPROXIMATELY 7,200 SQUARE FEET IN INTERIOR AREA (hereinafter the "PREMISES"). The Premises are more specifically described in Exhibit B attached hereto.

                 1.5. LICENSES. Additionally, for the Term, Landlord grants to Tenant a Parking License and Common Area License, both of which are hereafter defined.

                 1.6. PARKING. Landlord further grants to Tenant, its employees and invitees a non-exclusive license for the use of eighteen (18) parking spaces upon the Property (hereinafter the "PARKING LICENSE"). The Parking License shall be effective for the term of this Lease as defined below. Landlord reserves the right to designate specific spaces for the Parking License.

                 1.7. COMMON AREAS. The "COMMON AREAS" are all areas outside of the Premises upon the Property designated by Landlord for common use of Tenant, its employees, licensees, invitees, contractors and Landlord. Landlord grants to Tenant, its employees, licensees, invitees and contractors a non-exclusive license over such Common Areas of Property which are necessary to the use and occupancy of Premises and Parking License (hereinafter the "COMMON AREA LICENSE"). Said License shall be effective for the Term of this Lease. Tenant shall not use Common Areas for any type of storage or parking of trucks, trailers or other vehicles without the advance written consent of Landlord.

                 1.8. CONTROL OF COMMON AREAS. All parking and Common Areas of Property shall at all times be subject to the management of Landlord. Same shall not be deemed part of the Premises.

                 1.9. LIMITED USE OF PREMISES. The premises shall be used for: Those uses allowed in I-D zoning. Tenant shall not, without the prior written consent of Landlord, permit the Premises to be used for any other purpose.
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         2.      TERM/DEPOSIT.

                 2.10. TERM. This Law shall commence on June 1, 1998, and terminate on March 31, 1999 (hereinafter the "TERM") unless sooner terminated by reason of default or otherwise, as provided herein.

                 2.11. DEPOSIT SUM. The "SECURITY DEPOSIT" shall be in the sum of $6,912 due and payable on or before June 1, 1998.

         3.      RENT/UTILITIES

                 3.12. BASIC RENT. Tenant shall pay as basic rent for the Premises, the amount of Sixty-Nine Thousand One Hundred Twenty and 00/100 ($69,120.00) annually (hereinafter the "BASIC RENT"). The Basic Rent shall be payable in equal monthly installments of $6,912.00, in advance, without notice, on the first (1st) day of the month for which due. The Basic Rent for a period of less than one month shall be adjusted on a pro rata basis. Basic Rent shall be adjusted after the first twelve (12) months of the Term pursuant to Escalation Rider attached hereto as Exhibit C. Any rent not paid on or before the first (lst) of the month shall be subject to an additional late charge of Five Percent (5.0%) of rental payment due.

                 3.13. UTILITIES. Except as provided herein, Tenant shall be responsible for the payment of all utility charges upon the Premises and in conjunction with the Tenant's business, including but not limited to, electric, natural gas and telephone. Tenant shall contract directly with all utility providers. All utility payments shall be directed to the respective utility providers. Payments shall be made in a timely manner.

                 3.14. LANDLORD PROVIDED UTILITIES. Landlord shall provide and pay for water and sewer services. Landlord shall also provide and pay for electrical, lighting and HVAC services in the Common Areas of the Property (if applicable). Water and sewer shall only be supplied to those points of supply in existence at this time and only in quantities sufficient for normal use for washing, drinking, and utility uses and not for industrial or manufacturing use.

                 3.15.    INTERRUPTION OF UTILITIES. Tenant agrees that
Landlord shall not be liable by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any utility service, or for any diminution or surge thereof. Such failures, delays, diminutions or power surges shall never be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve Tenant from performing any of Tenant's obligations hereunder, including the payment of Rent.

                 4.       SECURITY DEPOSIT.

                 4.1. RECEIPT OF DEPOSIT. To secure the faithful performance by Tenant of all of the covenants, conditions and agreements in this Lease, set forth and contained on the part of the Tenant to be observed and performed and agreements in this Lease which become applicable upon its termination by re-entry or otherwise.

                 4.2. APPLICATION OF DEPOSIT. The parties agree: (a) that Security Deposit, or any portion thereof, may be applied to the curing of any default that may exist, and/or payment of subsequent damages and costs incurred by Landlord, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit, so the same will be restored to its original amount; (b) that should the Premises be conveyed by Landlord, the Security Deposit or any portion thereof may be turned over to Landlord's grantee, and if the same be turned over, Tenant agrees to look to such grantee for such application or return; (c) that Landlord shall not be obligated to hold Security Deposit as a separate fund; (d) that should the Basic Rent be increased, the Security Deposit shall be increased in the same proportion within thirty (30) days of such Basic Rent increase.

                 4.3. RETURN OF DEPOSIT. If Tenant shall perform all of its respective covenants and agreements in this Lease, the Security Deposit or the part of the portion thereof not
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previously applied pursuant to the provisions of this Lease, together with a statement, shall be returned to Tenant without interest, no later than sixty
(60) days after the expiration of the Term or any renewal or extension thereof, (or such earlier time if required by applicable law) provided Tenant has vacated the Premises and surrendered possession thereof to Landlord.

         5.      USE OF PREMISES.

                 5.1. SIGNS. Any and all signage of Tenant upon the Premises shall be subject to the prior written approval of Landlord. All signage shall be in conformance with local and state laws. All signage shall conform to aesthetic and design criteria, themes and standards of the Property.

                 5.2. LEGAL COMPLIANCE. Tenant, its employees and invitees, shall comply with and abide by all federal, state, county and municipal laws and ordinances in connection with the occupancy of the Premises and the Property. Improvements and uses of Premises shall comply with all applicable laws, regulations and ordinances. No alcoholic beverages shall be dispensed or consumed by Tenant, its employees, invitees, agents or contractors upon the Premises or Property. No controlled substance shall be permitted upon the Premises or Property. No use which shall increase the rate or cost of insurance upon Property shall be permitted. No hazardous or dangerous activities shall be permitted upon the Premises.

                 5.3. NUISANCE PROHIBITED. Tenant shall not act in any manner, nor permit employees or invitees to act in any manner, which shall be a nuisance to other tenants or invitees of the Property or adjacent property owners or tenants, or which would interfere with the other tenant's quiet employment of their premises. Said prohibition includes, but is not limited to, loud noises, music, noxious or unpleasant odors, and disruptive behavior or actions.

         6.      CONDITION, MAINTENANCE AND IMPROVEMENT OF PREMISES AND
PROPERTY.

                 6.1. CONDITION OF PREMISES/WORK LETTER. Tenant is familiar with the physical condition of the Premises and Property. Landlord makes no representations or warranties as to the physical condition thereof or its suitability for Tenant's intended purpose. Other than the work, if any, to be performed pursuant to Tenant's work letter (hereinafter the "WORK LETTER"), the Premises are rented AS-IS, in current condition, and all warranties are hereby expressly disclaimed.

                 6.2. TENANT IMPROVEMENTS. Unless otherwise provided in Work Letter, Tenant shall be responsible for any and all improvements and alterations within the Premises, including but not limited to, electrical wiring, HVAC, plumbing, framing, drywall, flooring, finish work, telephone systems, wiring and fixtures (hereinafter the "TENANT WORK").

                 6.3. IMPROVEMENTS/PRIOR LANDLORD CONSENT. Tenant agrees to submit to Landlord complete plans and specifications including engineering, mechanical and electrical work covering any and all contemplated Tenant Work, and any subsequent improvements or alterations of the Premises. The plans and specifications shall be in such detail as Landlord may require, and in compliance with all applicable statutes, ordinances, regulations and codes, and shall be certified by a licensed architect. As soon as reasonably feasible thereafter, Landlord shall notify Tenant of any failures of Tenant's plans to meet with Landlord's approval. Tenant shall cause Tenant's plans to be revised to the extent necessary to obtain Landlord's approval. Tenant shall not commence any Tenant Work or any other improvements or alterations of Premises until Landlord has approved its plans. Any and all minor work or repairs for which plans are not necessary shall also be approved in advance by Landlord prior to ANY WORK being performed.

                 6.4. TENANT'S DUTY TO REPAIR. Tenant shall, at Tenant's sole cost and expense, take good care of, and maintain the entire interior leased Premises, including, but not limited to, the plumbing, electric wiring, fixtures, appliances, and interior walls, doorways, and appurtenances belonging thereto installed for the use or used in connection with the interior leased Premises. Tenant shall, at Tenant's own expense, make as and when needed all repairs to the Premises and to all such equipment, fixtures, appliances and appurtenances necessary to keep the same in good order and condition. "REPAIRS" shall include all interior replacements, renewals, alterations and betterments. All Repairs shall be equal or better in quality and class to the original work. For the purpose of maintaining and repairing the HVAC, the Tenant shall be obligated to secure for the Term an HVAC service contract from a servicer pre-approved by Landlord. In the event Tenant fails to secure same, Landlord may obtain same and bill Tenant for contract parts as additional rent.

                 6.5. LANDLORD'S DUTY TO REPAIR. Landlord shall maintain the foundation HVAC equipment, exterior walls (including all plate glass and other windows, window frames and doors) and roof of the Improvements in good repair. The cost of any maintenance, Repairs or replacements necessitated by the act, neglect, misuse or abuse of Tenant, its agents, employees, customers, licensees, invitees or contractors, shall be paid by Tenant to Landlord promptly upon billing. Landlord shall use reasonable efforts to cause any necessary repairs to be made promptly; provided, however, that Landlord shall have no liability whatsoever for any delays in causing such repairs to be made, including, without limitation, any liability for injury to or loss of Tenant's business, nor shall any delays entitle Tenant to any abatement of Rent or damages or be deemed an eviction of Tenant in whole or in part. Landlord must accomplish repairs within 21 calendar days or Tenant shall be entitled to abatement or rent or damages.

                 6.6. TENANT WORK/COMPLIANCE CODES. Tenant shall promptly pay when due the entire cost of any Tenant Work and repairs in the Premises undertaken by Tenant, so that the Premises shall at all times be free of liens for labor and materials. Tenant shall procure all necessary permits before undertaking such work. Tenant shall perform all of such work in a good and workmanlike manner. Tenant shall employ materials of good quality and perform such work only with contractors previously approved of in writing by Landlord. Tenant shall comply with all governmental laws, ordinances and regulations including, but not limited to, building, health, fire and safety codes. Tenant hereby agrees to hold Landlord and Landlord's agents harmless and indemnified from all injury, loss, claims, or damage to any person or property (including the cost for defending against the foregoing) occasioned by or growing out of such work.

                 6.7. WASTE PROHIBITED. Tenant shall not lay waste to the Premises. Tenant shall not perform any action or practice which may injure the Premises or Property.

                 6.8. RUBBISH REMOVAL. Tenant shall keep the Premises and the Property surrounding Premises free and clear of all debris, garbage and rubbish. Tenant shall be responsible for contracting for and paying for trash and debris removal required by its business.

                 6.9. VIOLATIONS OF CODES PROHIBITED. In the event a governmental entity notifies Landlord or Tenant as to any violation or alleged violation of law, ordinance or regulation of any portion of the Premises other than foundation, roof or exterior walls, it shall be Tenant's sole obligation to cause same to be remedied, corrected or dismissed. Tenant shall hold Landlord harmless from costs or damages arising from any failure on Tenant's part to correct or remedy same in a timely manner. In the event same relates to the foundation, roof or exterior walls, Landlord shall have a reasonable period of time to remedy, correct or dismiss said violation. Under no circumstances shall the existence of same be deemed to constitute an eviction or disturbance of Tenant's use and possession of Premises or relieve Tenant from performing any obligations hereunder including the obligation to pay Rent.

                 6.10. SNOW/ICE REMOVAL. Landlord shall use reasonable efforts to cause snow to be removed from the parking areas but shall have no liability whatsoever for any failure to do so unless such failure is due to Landlord's willful misconduct.

                 6.11. COMMON AREA MAINTENANCE. Landlord shall use reasonable efforts to maintain and repair Common Areas of Property including walks and parking lots. The cost of any maintenance, repairs or replacements necessitated by the act, neglect, misuse or abuse by Tenant, its employees, licensees, invitees, or contractors shall be paid by Tenant to Landlord. Landlord shall use reasonable efforts to cause any necessary repairs to be made promptly; provided, however, that landlord shall have no liability whatsoever for any delays in causing such repairs to be made, including, without limitation, any liability for injury, to or loss of

Tenant's business, nor shall any delays entitle Tenant to any abatement of Rent or damages or be deemed an eviction of Tenant in whole or in part.

         7.      DAMAGE TO PREMISES AND PROPERTY/INDEMNIFICATION INSURANCE.

                 7.1. NEGLIGENT DAMAGES. Tenant shall be responsible for and reimburse Landlord for any and all damages to the Premises or Property and persons and property therein, caused by the negligent, grossly negligent, reckless or intentional acts of itself, its employees, agents, invitees, licensees or contractors.

                 7.2. LIABILITY/INDEMNIFICATION/INSURANCE. Tenant shall save Landlord, Landlord's agents and their respective successors and assigns, harmless and indemnified from all injury, loss, claims or damage to any person or property while on the Premises or any other part of the Property, or arising in any way out of Tenant's business, which is occasioned by an act or omission of Tenant, its employees, agents, invitees, licensees or contractors. Tenant shall maintain public liability insurance, insuring Landlord, Landlord's agents, as their interest may appear, against all claims, demands or actions for injury to or death in an amount of not less than $1 Million arising out of any one occurrence, made by or on behalf of any person, firm or corporation, arising from, related to, or connected with the conduct and operation of Tenant's business, including but not limited to, events in the Premises, and anywhere upon the Property. Tenant shall also obtain coverage in amounts covering Tenant's contractual liability under the aforesaid hold harmless clauses.

                 7.3. FIRE/CASUALTY INSURANCE. Tenant shall maintain fire, extended coverage, vandalism, and malicious mischief insurance and such other insurance as Tenant may deem prudent, and also as Landlord may from time to time require, covering all of Tenant's stock in trade, fixtures, furniture, furnishing, floor coverings and equipment in the Leased Premises.

                 7.4. INSURANCE REQUIREMENTS. All of said insurance shall in the form and from responsible and well-rated companies satisfactory to Landlord, shall name Landlord as an additional insured thereunder, and shall provide that it will not be subject to cancellation, termination or change except after at least (30) days prior written notice to Landlord. The policies or duly-executed certificates for the same shall be provided to Landlord prior to commencement of Term and upon request of Landlord.

                 7.5. WAIVER OF LIABILITY. Landlord and Landlord's agents and employees shall not be liable for, and Tenant waives all claims for, damage to person or property sustained by Tenant, employees, agents or contractors or any other person claiming through Tenant, resulting from any accident or occurrence in or upon the Premises or the Property of which they shall be a part, including but not limited to, claims for damage resulting from: 1) any equipment or appurtenances becoming out of repair; 2) Landlord's failure to keep the Property or the Premises in repair; 3) injury done or occasioned by wind, water, or other natural element; 4) any defect in or failure of plumbing, heating, or air-conditioning equipment, electric wiring or installation thereof, gas, water and steam pipes, stairs, porches, railings or walks (including wood stoves); 5) broken glass; 6) the backing-up of any sewer pipe or downspout; 7) the bursting, leaking or running of any tank, tub, sink, sprinkler system, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Property or Premises; 8) the escape of steam or hot water; 9) water, snow, or ice being upon or coming through the roof, skylight, doors, stairs, walks, or any other place upon or near such Property or the Leased Premises or otherwise;
10) the falling of any fixtures, plaster or stucco; 11) fire or other casualty;
12) any act, omission or negligence of co-Tenants or of other persons or occupants of said Property or of adjoining or contiguous buildings or of adjacent or contiguous property; and 13) any Hazardous Materials or conditions on the Premises, Property or adjacent property.

                 7.6. LANDLORD INSURANCE. Insurance shall be procured by Landlord in accordance with its sole discretion. All awards and payments thereunder shall be the property of the Landlord and Tenant shall have no interest in same.

         8.      CONDEMNATION.

                 8.1. TAKING OF WHOLE. In the event that the entire Premises shall be condemned or taken by the exercise of eminent domain, this Lease shall terminate on the date of the taking of possession by the condemning authority. All rents shall be prorated accordingly.

                 8.2. PARTIAL TAKING. In the event that less than the entire Premises shall be condemned or taken by the exercise of eminent domain, this Lease shall, at the option of the Landlord, either: 1) terminate on the date of the taking possession by the condemning authority, all rent being prorated accordingly; or, 2) remain in full force and effect provided that the Base Rent shall be reduced in proportion to the square footage lost by virtue of said condemnation. In the event of the exercise of option (ii), if necessary, Landlord at its cost, shall make such repairs and restorations so as to constitute the remaining Premises a complete architectural unit.

                 8.3. CONDEMNATION AWARDS. All condemnation awards shall be the sold property of Landlord. All awards shall be the sole property of Landlord, whether awards arise from actual taking, damage from the threat of taking, diminution in the value of the Leased Premises, or other reasons.

         9.      DAMAGE/RESTORATION OF PREMISES.

                 9.1. IRREPARABLE DAMAGE. If Property or the Premises shall be destroyed in whole or in part by fire, the elements or other casualty so as to render the Premises wholly unfit for occupancy and if, in the sole opinion of Landlord, they cannot be repaired within ninety (90) days from the happening of said injury and Landlord informs Tenant of said decision, or if Premises are damaged in any degree and Landlord informs Tenant it does not desire to repair same and desires to terminate Lease, then this Lease shall terminate on the date of such injury.

                 9.2. REPAIRABLE DAMAGES/NO REPAIR. If the Premises shall be destroyed in whole or in part by fire, the elements or other casualty, but same can be repaired within said ninety (90) days and Landlord informs Tenant it shall repair, and Landlord fails to do so, this Lease shall terminate on the expiration of said ninety (90) days without further liability on the part of either parties hereto. In the event of such termination, Tenant shall immediately surrender the possession of the Premises, and all rights therein to the Landlord, and Landlord shall have the right immediately to enter into and take possession of said Premises and shall not be liable for any loss, damage or injury to the Property or persons of Tenant or occupancy of, in or upon said Premises. Tenant shall not be liable for rent for said period.

                 9.3. REPAIR OF DAMAGES. If Landlord repairs the Premises within said ninety (90) days, this Lease shall continue in full force and effect. Tenant shall not be required to pay rent for any portion of said ninety
(90) days during which the Premises are wholly unfit for occupancy.

                 9.4. TERMINATION BY TENANT. In the event the Premises are destroyed in whole or in part by fire, the elements, or other casualty (but only if such damage is in excess of 50% of said premises) Tenant may, at its option, terminate the Lease. This election must be exercised by Tenant on or before five (5) days of the occurrence of such damage or destruction by providing written notice to Landlord. Such termination shall not affect Tenant's continued duties and liability which may exist under the Lease for such damages or other pre-existing liabilities.

         10.     TENANT'S ADDITIONAL COVENANTS

                 10.1. LANDLORD ENTRY. Tenant shall permit Landlord, Landlord's mortgagees and their agents to enter the Premises at reasonable times for the purpose of inspecting same, of making repairs, additions or alterations thereto or to the building in which the same are located and of showing the Premises to prospective purchasers, lenders and tenants. At any time less than ninety (90) days from the expiration of Term, Landlord may place signs upon Premises advertising the availability of same. In the event Landlord elects to offer Property for sale, Landlord may place reasonable "For Sale" signs upon Premises.

                 10.2. REMOVAL OF FIXTURES/REDELIVERY. Tenant shall remove, at the termination of this Lease, provided Tenant is not in default, such of Tenant's moveable trade fixtures, and other personal property, as are not permanently affixed to the Premises. Tenant shall remove such of the alterations and additions and signs made by Tenant as Landlord may request and repair any damage caused by such removal. Tenant shall peaceably yield up the Premises, and all alterations and additions thereto (except such as Landlord has requested Tenant to remove) and all fixtures, furnishings, floor coverings and equipment which are permanently affixed to the Premises which, for the purpose of this Lease, shall be deemed to be permanently affixed to the Premises, which shall thereupon become the property of the Landlord. The Premises shall be returned in clean and good order, repair and condition, normal wear and tear excepted. Any personal property of Tenant not removed within five (5) days following such termination shall, at Landlord's option, become the property of Landlord.

                 10.3. SUBORDINATION/ESTOPPEL LETTERS. The rights and interest of Tenant under this Lease shall be subject and subordinate to any mortgages or trust deeds now existing or hereafter placed upon the Property and the Premises, and to any and all extensions, renewals, refinancing and modifications thereof. Tenant shall execute and deliver whatever instruments may be required for such purposes or for the purpose of informing potential or existing lender or purchaser of Property as to status of its tenancy. Any such instruments or estoppel letters shall contain all information reasonably required by Landlord or other entity in conjunction with such transaction. In the event Tenant fails to do so within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead to execute same. Tenant agrees to attorn to a lender or other party coming into title to Property upon written request of Landlord. Attornment Letter shall provide that: (i) the Lease is in full force and effect, that there exists no default (or if same exist, shall detail same); (ii) that Tenant shall look to lender or other new party as Landlord under this Lease effective as of the date of attornment; and
(iii) the new Landlord shall not be liable for any prior claims, offsets or defenses available against old Landlord.

                 10.4. GUARANTY. In the event that this lease is benefitted by a guaranty, the guarantor shall have the same obligations to provide the same documents as Tenant, including Estoppel and Attornment letters. If guaranty is applicable, the same is attached as Exhibit E.

                 10.5. ASSIGNMENT PROHIBITED. Tenant shall not sublet the Premises or any part thereof, nor assign this Lease or any interest therein, without the prior written consent of Landlord. Such consent shall be at the sole discretion of Landlord. As a condition of assignment or sublease, Landlord may require the continued liability of Tenant or a separate personal guaranty by Tenant or its principal. If Tenant is a corporation, limited liability company or other entity which is not a natural person, any change in ownership of over Thirty Percent (30.0%) (over any period) of the ownership interest shall be deemed an assignment of this Lease. In the event an assignment or sublease is permitted, all payments from assignee or sublessee shall be made directly by said party to Landlord, and not through Tenant. Furthermore, any increase in rent occasioned by sublease or assignment (i.e., any sums paid in excess of Basic Rent by said party), whether paid in lump sum or periodic monthly payments, and whether categorized as rent or not, shall be payable to, and be the sole property of Landlord.

                 10.6. STORAGE. Tenant shall store all personal property entirely within the Premises. Tenant shall store all trash and refuse in adequate containers within the Premises which Tenant shall maintain in a neat and clean condition and so as not to be visible to members of the public in or about the Property, and so as not to create any health or fire hazard, and to attend to the daily disposal thereof in the manner designated by Landlord.

                 10.7. HAZARDOUS MATERIAL PROHIBITED. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Tenant is responsible to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses.

                 10.8. HAZARDOUS MATERIAL; DEFINITION. As used herein, the term "HAZARDOUS MATERIAL" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State or the United States Government, The term "Hazardous Material' includes, without limitations any material or substance that is: 1) defined as a "hazardous substance" under law Provisions; 2) petroleum: 3) asbestos; 4) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1321); 5) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6903): 6) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601); or 7) defined as a "regulated substance" pursuant to Subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks) (42 U.S.C. Section 6991).

                 10.9. HAZARDOUS CONDITIONS. If Landlord shall become aware of any hazardous condition or the presence of any Hazardous Materials upon the Property, Landlord may immediately terminate this Lease, and shall return any portion of unused rent to Tenant on or before thirty (30) days thereafter. Landlord shall not be responsible for any claims, damages or costs of Tenant incurred by such circumstance.

                 10.10. USE OF HAZARDOUS MATERIALS. If Tenant desires to use Hazardous Materials upon Premises in connection with its business, it may request permission to use same from Landlord in writing. Landlord, at its sold discretion,may approve or disapprove said request. In the event Landlord approves the request, Landlord may impose any conditions upon Tenant's use of such Hazardous Materials and at all times Tenant shall comply with all Federal, State and Local laws, statutes, ordinances and regulations regarding the use, safety, storage and disposal of Hazardous Materials. In the event Landlord denies Tenant's request, this Lease shall remain in full force and effect and such denial shall not give rise to any right of set-off, reduction or relieve Tenant from performing any obligation under this Lease.

         11.     ADDITIONAL COVENANTS OF LANDLORD.

                 11.1. QUIET ENJOYMENT. Landlord agrees that upon Tenant paying the rent and performing Tenant's obligations under the Lease, Tenant shall peacefully and quietly have, hold and enjoy the Premises throughout the Term or until it is terminated pursuant to the terms contained herein.

         12.     DEFAULT.

                 12.1. EVENT OF DEFAULT. Any of the following occurrences or acts shall constitute an "EVENT OF DEFAULT" under this Lease:

                          1.      If Tenant shall:

                                  A.       Default in making payment when due
upon written notification landlord of any Basic Rent, Utility Payment or any other amount payable by Tenant hereunder; or

                                  B.       Default in the observance or
performance of any other covenants, conditions, rules, regulations or Provisions of this Lease to be observed or performed by Tenant hereunder; and if such default shall continue for twenty (20) days, after Landlord shall have given to Tenant notice specifying such default and demanding that same be cured; or

                          2.      If the Premises are left vacant and unused
for a consecutive period of thirty (30) days or more without permission of Landlord; or

                          3.      If an uncontested-to Assignment or Sublease
occurs or is attempted; or

                          4.      If Tenant shall institute bankruptcy
proceedings or be declared bankrupt or insolvent pursuant to Federal or State law; or

                          5.      If any receiver be appointed for Tenant,
Tenant's business or property, or if any assignment shall be made of the Tenant's property for tile benefit of creditors.

                 13.1. REMEDIES. This Lease and the Term hereby granted are subject to limitation that whenever an Event of Default shall have occurred, landlord may, at its election:

                         1.       Proceed by appropriate judicial proceedings,
either at law or in equity, to enforce performance or observance by Tenant of the applicable provisions of this Lease and/or to recover actual and consequential damages for the breach thereof, plus all costs and attorney's fees; or

                         2.       Give Tenant six (6) days written notice
requiring payment of the rent or compliance with other terms or provisions of this Lease or delivery of possession of the Premises. In the event said default remains uncorrected after six (6) days written notice, Landlord at its option may terminate this Lease whereupon Tenant's estate and all rights of Tenant to the use of the Premises shall forthwith terminate but Tenant shall remain liable as hereinafter provided; and thereupon Landlord shall have the immediate right of re-entry and possession of the Premises and the right to remove all persons and property therefrom, either with or without the assistance of legal process and instituting of a forcible entry and detainer action, and Landlord may thenceforth hold, possess and enjoy the Premises (including the right to lease or sell the Premises or any portion thereof upon any terms deemed satisfactory to Landlord) free from any rights of Tenant and any person claiming through Tenant and in addition shall have the right to recover forthwith from Tenant:

                                  A.      Any and all Basic Rent and all other
amounts payable by Tenant hereunder, which may then be due and unpaid, and Basic Rent for the remainder Term, subject to Landlord's duty to undertake reasonable measures to mitigate such damage: and

                                  B.      Any and all other costs, fees, and
expenses incurred or due under the provisions of this Lease (including, without limitation, attorneys' fees and expenses), together with any mortgage prepayment or late payment premium or penalty which Landlord shall have sustained by reason of the breach of any provision of this Lease,

                         3.       Exercise any and all rights provided under
applicable law to enforce "LANDLORD'S LIEN" upon Tenant's property; or

                         4.       Any and all other remedies afforded by law.

                 13.2. CUMULATIVE REMEDIES. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder.

                 13.3. INDUCEMENT RECAPTURE. Any agreement by Landlord for free or abated rent, Tenant improvements or other charges applicable to the Premises, or for the giving or paying by Landlord to Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, all of which concessions are hereinafter referred to as "INDUCEMENT PROVISIONS" shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon the occurrence of a Default of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord as additional rent due under this Lease.

         14.     ADDITIONAL PROVISIONS

                 14.1. COSTS OF NEGOTIATION. Except as otherwise expressly provided herein, each party will pay all of its expenses, including attorneys and accountant's fees, in connection with the negotiation of this Lease, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Lease.

                 14.2. CONFIDENTIALITY. The parties agree that they each shall keep confidentiality and all information furnished by the other party in connection with the transactions contemplated hereby, except to the extent any such information may be generally available to the public, obtained from independent sources or as required by law or judicial order or decree or by any governmental agency or authority.

                 14.3. CONTINUING ASSISTANCE. Subsequent to the execution of this Lease, Tenant will provide to Landlord whatever assistance the Landlord reasonably requests including execution of additional documents contemplated by this Lease. Landlord will pay Tenant the reasonable out-of-pocket expenses incurred in providing such assistance.

                 14.4. NOTICES. Any notice required or permitted to be given under this Lease shall be in writing and shall be deemed to have been given or delivered when delivered by hand or three (3) days after being deposited in a United States Post Office, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

                      If to Tenant:


                      ---------------------------
                      ---------------------------
                      ---------------------------
                      ---------------------------
                      Tel:
                           ----------------------
                      Fax:
                           ----------------------

                      WITH A COPY TO:



                      ---------------------------
                      ---------------------------
                      ---------------------------
                      ---------------------------
                      Tel:
                           ----------------------
                      Fax:
                           ----------------------

                      If to Landlord:

                      AVALON INVESTMENT COMPANY
                      P.0. Box 358
                      Nederland, CO 80466
                      Tel: (303) 258-3604

                      WITH A COPY TO:

                      Avalon Investment Company
                      Attn: Jon Cookler
                      4525 Reseda Boulevard
                      Tarzana, CA 91356
                      Tel: (818) 342-6848
                      Fax: (818) 342-9817

or to such other address as either party may from time to time specify in writing to the other. All rental payments shall be directed to Landlord's address as shown above.

                 14.6. HOLDOVER. In the event Tenant remains in possession of the Premises after the expiration of the tenancy created hereunder, and without the execution of a new lease, Tenant at the option of Landlord, shall be deemed to be occupying the Leased Premises as a tenant from month-to-month, at one and one half (1 1/2) times the Basic Rent, subject to all the other conditions, provisions and obligations of this @ insofar as the same are applicable to a month-to-month tenancy.

                 14.7. CURE BY LANDLORD. Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord including, without limitation reasonable attorneys' fees together with interest on the amount of costs and expenses so incurred at the maximum legal rate then in effect in the State shall be paid by Tenant to Landlord on demand.

                 14.8. HEIRS AND ASSIGNS. This Lease shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. However, notwithstanding the foregoing, Tenant may not assign this Lease except as specifically provided herein.

                 14.9. AMENDMENT. Unless otherwise provided in this Lease, this Lease may be amended, modified or terminated only by a written instrument executed by Landlord and Tenant.

                 14.10. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State in which the Property is located. The parties stipulate that proper forum and venue for the adjudication of any issues relative to this Lease is State Court in the County in which the Property is located.

                 14.11. SOLE AGREEMENT. This Lease and attached Exhibits supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. The parties do not intend to confer any benefit on any person, firm or corporation other than the parties to this except as and to the extent otherwise expressly provided herein.

                 14.12. ATTORNEYS' FEES. In the event either party hereto fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees.

                 14.13. CAPTIONS. The section titles or captions in this Lease are for convenience only and shall not be deemed to be part of this Lease.

                 14.14. INTERPRETATION. All pronouns and any variations of pronouns shall be deemed to refer to the masculine, feminine, or neuter, singular, or plural, as the identity of the parties may require. Whenever the terms referred to herein are singular, the same shall be deemed to mean the plural, as the context indicates and vice versa.

                 14.15. NO WAIVER. No right under this Lease may be waived except by written instrument executed by the party who is waiving such right. No waiver of any breach of any provision contained in this Lease shall be deemed a waiver of any preceding or succeeding breach of that provision or of any other provision contained in this Lease. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

                 14.16 SEVERABILITY. If any term, covenant, condition, or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

                 14.17. NO RECORDATION. Neither this Lease nor a Memorandum thereof shall be recorded with the Clerk and Recorder of the County in which the Property is situated. However, notwithstanding the foregoing, nothing contained herein shall prohibit Landlord from recording a Memorandum of Lease with the State Department of Revenue or UCC-1 Financing Statement with the State Secretary of State.

                 14.18. AUTHORITY. In the event the Tenant is not a natural person, Tenant and party(ies) executing this Lease on behalf of Tenant shall represent and warrant that: (i) Tenant is an entity in good standing or licensed to do business in the State which the Property is located; (ii) parties executing this Lease on behalf of Tenant are duly authorized to execute same. In the event said representations and warranties are not made, Landlord shall have all available remedies against parties and Tenant including, but not limited to, holding the existing parties personally responsible for all debts and obligations arising under this Lease.

                 14.19. EXHIBITS. This Lease shall consist of this writing and the following Exhibits:

                 Exhibit A:       Description of Property (legal)

                 Exhibit B:       Description of Premises (floorplan)

All of the foregoing Exhibits and this Lease shall be deemed to comprise one document. In the event of any conflict between the Lease and any Exhibits, the language in the Exhibits shall control.

                 14.20. COUNTERPARTS. This Lease may be executed in counterparts.

                 14.21.   ADDITIONAL PROVISIONS.

                          A.  Premises shall be occupied in "As Is" condition.

                 14.22 The execution of the Lease Agreement shall be contingent on the full execution of the Assignment and Consent Agreement by between Avalon Investment Company (Lessor), Johnson Engineering Corporation (Assignor) and Kentek Information Systems, Inc. (Assignee).


         AGREED TO BY AND BETWEEN THE PARTIES as of the day and date first written above.


LANDLORD:                                  TENANT:


AVALON INVESTMENT COMPANY, A               KENTEK INFORMATION
California General Partnership             SYSTEMS, INC.



By:  /s/ [ILLEGIBLE]                       By:  /s/ RICHARD L. KANN
--------------------------------           --------------------------------
Its:     General Partner                   Its: Vice President, Operations

                        ASSIGNMENT AND CONSENT AGREEMENT

         This Assignment, Assumption and Consent Agreement is entered into the 31 day of March, 1997, by and between Avalon Investment Company, a California General Partnership ("Lessor"), Johnson Engineering Corporation ("Assignor") and Kentek Information Systems, Inc. ("Assignee").

                                    RECITALS

         Assignor is a tenant in the premises, located at 2840 Wilderness Place, Boulder, Colorado (the "Premises").

         Lessor and Assignor have entered into a lease dated May 13, 1995 attached hereto as Exhibit A and incorporated herein by reference (the "Lease"). The term of the Lease extends through May 31, 1998.

         Assignee desires the assignment of the Assignor's leasehold interest in the Subject Premises which are approximately 7,200 square as shown on Exhibit B attached hereto (the "Subject Premises") for the term to commence on March 29, 1997 and continue through May 31, 1998. Rent for the subleased premises is to be paid on the first of each month in the amount due under the Lease, plus separate metered utilities. This amount shall increase by 3% per annum on the anniversary date of and according to the Master Lease (June 1, 1997).

         Lessor is willing to accept and consent to such assignment and assumption.

         NOW THEREFORE, in consideration of the payment of rent and the performance of the covenants and agreements by the parties as hereinafter set forth, the parties agree as follows:

         1. Assignment and Delivery of the Premises. Assignor assigns to Assignee, effective as of the 29th day of March, 1997 (the "Effective Date"), all of Assignor's right, title and interest in the Subject Premises. Assignor will deliver possession of the Subject Premises to Assignee on March 29, 1997 in its "as-is" condition.

         2. Assumption and Acceptance of the Subject Premises. Assignee assumes and agrees to perform each and every obligation of Assignor under the Lease that arises on or after the Effective Date herein. Assignee will accept the Subject Premises in its condition as of the Effective Date and acknowledges that it shall have no claim against Lessor for any matters arising prior to the Effective Date.

         3. Assignor's Representations and Warranties. Assignor represents and warrants that:

                          a. The Lease is in full force and effect, and unmodified, except as provided above and in this Assignment, Assumption and Consent Agreement;

                          b. Assignor's interest in the Lease is free and clear of any liens, encumbrances, or adverse interests of third-parties, and

                          c. Assignor possesses the requisite legal authority to assign its interest in the Lease.

         4. Assignor's Responsibility of Payment of Rent and Other Charges. In connection with the assignment of the Subject Premises to Assignee, and notwithstanding any agreement between Assignor and Assignee, Assignor agrees to remain responsible to make all payments to Lessor for the rent and all other charges, fees and expenses payable to Lessor pursuant to the Lease. Assignor is thus not responsible to collect same from Assignee including utilities, which are paid for by the Assignee.

         5. Enforceability by Lessor. The provisions of this Assignment, Assumption and Consent Agreement inure to the benefit of Lessor and shall be enforceable by Lessor.

         6. Lessor's Consent to Assignment. Lessor consents to this Assignment, Assumption and Consent Agreement on the express conditions that:

                          a. Such consent will not be deemed a consent to any subsequent assignment but, rather, any subsequent assignment will require the consent of Lessor pursuant to the Lease; and

                          b. Assignee agrees to be bound by the Lease as evidenced by the execution of this agreement and the attached Lease (Exhibit A) hereof.

         7. Entire Agreement. This Assignment and Consent Agreement embodies the entire agreement of Lessor, Assignor, and Assignee with respect to the subject matter contained herein, and it supersedes any prior agreement, whether written or oral, with respect to the subject matter contained herein. This Assignment and Consent Agreement may be modified only by written instrument duly executed by Lessor, Assignor and Assignee.

         8. Notices. All notices required to be given or desired to be given hereunder shall be in writing and shall be deemed duly served for all purposes by delivery in person or by mailing a copy thereof, postage prepaid, addressed to:

         Lessor:
         Avalon Investment Company
         P.O. 358
         Nederland, CO 80466

         Assignor:
         Johnson Engineering Corporation
         555 Forge River Rd. #150
         Webster, TX 77598

         Assignee:
         Kentek Information Systems, Inc.
         2945 Wilderness Place
         Boulder, CO 80301

or at such address as such party shall subsequently designate in writing.

         9.      Additional Provision.

                 a. On the date of execution of this Assignment, Assumption and Consent agreement, Assignee shall reimburse Assignor $3,500.00 which is being held by Lessor without liability for interest, as a security deposit for the performance by Assignee of all its obligations under this lease. If Assignee is in default, Lessor can use the security deposit, or any portion of it, to cure the default or to compensate Lessor for all damage sustained by it resulting from Assignee's default. Assignee shall immediately on demand pay such amount to Lessor as is necessary to restore the security deposit to the amount set forth above. At the expiration or termination of this Lease, Lessor shall return to Assignee that portion of the security deposit remaining after application of such amounts as are necessary to compensate Lessor for Assignee's defaults, and or damage beyond wear and tear, if any.

                 b. Assignor shall clean the carpeting and leave the warehouse in broom clean condition.

                 c. Assignor confirms that the hydraulic lift is in working condition.

         10. The execution of the Assignment and Consent Agreement is contingent on the full execution of the new Lease Agreement by and between Avalon Investment Company (Lessor) and Kentek Information Systems, Inc. (Lessee).

IN WITNESS WHEREOF, the parties have executed this Assignment and Consent Agreement on the day and year first above written.


         LESSOR:  Avalon Investment Company, a California General Partnership


         By:  /s/ [ILLEGIBLE]
              --------------------------------------
                 Its General Partner

         ASSIGNOR: Johnson Engineering Corporation


         By:  /s/ W. T. SHORT  President/COO
              --------------------------------------
                 William Jackson Its Chief Financial
                 Officer


         ASSIGNEE: Kentek Information Systems, Inc.


         By:  /s/ RICHARD L. KANN
              --------------------------------------
                 Richard Kann Its Vice President,
                 Operations